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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated March 31, 2003 relating to the financial statements and financial statement schedules, which appears in Penn Treaty American Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 29, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS